SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): November 16, 2018

DETERMINE, INC.

(Exact name of Company as specified in Charter)

Delaware (State or other jurisdiction of incorporation or organization)	000-29637 (Commission File No.)	77-0432030 (IRS Employee Identification No.)

615 West Carmel Drive, Suite 100

Carmel, Indiana 46032

(Address of Principal Executive Offices)

(650) 532-1500
(Issuer Telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Company under any of the following provisions (see General Instruction A.2 below).

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13(e)-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

Amendment of Junior Secured Convertible Purchase Agreement and Issuance of Junior Secured Promissory Notes

On November 16, 2018, Determine, Inc. (the “Company”) entered into Amendment No. 1 (the “Amendment”) to its existing Junior Secured Convertible Note Purchase Agreement (the “Purchase Agreement”) dated as of December 27, 2016 with MILFAM II L.P. (“Milfam”) and Alimco Financial Corporation, a Delaware corporation formerly known as Alliance Semiconductor Corporation (“Alimco”, and together with Milfam, the “Investors”), each an affiliate of the estate of Lloyd I. Miller, III (“Miller”), the Company’s largest stockholder, and Miller, as Lender’s Agent, pursuant to which the Purchase Agreement was amended to provide for an additional issuance and sale by the Company of junior secured promissory notes (the “Notes”) to the Investors in the aggregate principal amount of up to $3 million.

Pursuant to the terms of the Amendment, the Company has agreed to pay to the Investors, conditioned on the amount of outstanding advances made by them, (i) an amendment fee of up to $540,000 payable upon the Maturity Date (as defined below) and (ii) a supplemental fee based on certain contingencies.

The Notes are due on the earlier of (i) December 27, 2021 and (ii) a transaction resulting in a change of control of the Company (the “Maturity Date”) and accrue interest at an annual rate of 10% on the aggregate outstanding principal amount, payable quarterly, beginning on December 31, 2018. The Company has the option to pay any amounts of interest due under the Notes by compounding and adding such interest amount to the unpaid principal amount of the Notes, based on an interest rate calculated at 12% per year, provided that the Company is not then in default under the Notes, the Purchase Agreement, the Security Agreement (as defined below) or the Subordination Agreement (as defined below) (collectively, the “Loan Documents”). Upon any default under the Notes or any other Loan Document, the Notes will bear interest at the rate of 13% per year or, if less, the maximum rate allowable under the laws of the State of New York. The Notes contain substantially the same terms as the junior secured convertible promissory notes issued to the Investors on December 27, 2016 except the Notes are not convertible.

The following events constitute an event of default under the Notes: (i) failure to pay when due any obligations under the Notes, (ii) any representation or warranty of the Company under the Loan Documents being untrue in any material respect as of the date made, (iii) any breach by the Company of any covenant in the Loan Documents, after a cure period, (iv) any default under the Company’s senior credit facility with Western Alliance Bank (“Bank”) that is not cured or waived by Bank, (v) an assignment for the benefit of creditors, the admission in writing by the Company of the inability to pay its debts as they become due, and other events related to a voluntary or involuntary petition for bankruptcy, (vi) a material judgment or judgments are rendered against the Company, (vii) the seizure, levy or application of a writ or distress warrant on a material portion of the Company’s assets after a cure period, (viii) a material loss or destruction of Company assets for which there is less than 80% insurance coverage or (ix) the occurrence of any event that results in, or will likely result in, a material adverse effect on the assets, liabilities, results of operations, condition (financial or otherwise), business, or prospects of the Company and its subsidiaries, taken as a whole, or on the ability of the Company to perform its obligations under the Loan Documents, after a cure period.

Pursuant to the terms of the Purchase Agreement, the Company has agreed not to incur any indebtedness for borrowed money in excess of $250,000 in the aggregate other than the indebtedness under the Notes, under the senior credit facility, or in connection with a purchase money security interest or trade debt arising in the ordinary course. Subject to certain exceptions, the Company also agrees not to incur any liens on any of its property or assets.

Security Agreement and Subordination Agreement

The Notes are secured by a second-position security interest on the Company’s assets, pursuant to the terms of the Amended and Restated Security Agreement entered into by the Company and the Investors and existing noteholders on December 27, 2016 (the “Security Agreement”), which was previously filed as Exhibit 10.4 to the Company’s report on Form 8-K filed on December 30, 2016. Under the terms of the Security Agreement, to secure payment and satisfaction of the obligations under the Purchase Agreement, the Company has granted the Investors a security interest in the Company’s subsidiaries, upon written demand from the estate of Mr. Miller at any time after the Company’s senior credit facility has been fully paid and all obligations of Bank to lend thereunder have been terminated. The Company agrees not to allow its assets to be subject to any liens or encumbrances during the term of the Security Agreement, other than certain permitted liens, including the security interests held by Bank with respect to the senior credit facility.

Under the terms of the Security Agreement, the Investors’ security interest is subordinated only to the senior security interest of Bank under the senior credit facility, pursuant to the terms of the Second Amended and Restated Subordination Agreement entered into by the Company, the Investors and Bank on December 27, 2016 (the “Subordination Agreement”), which was previously filed as Exhibit 10.5 to the Company’s report on Form 8-K filed on December 30, 2016.

The summary set forth above does not purport to be complete and is qualified in its entirety by reference to the Security Agreement and Subordination Agreement filed as Exhibits 10.4 and 10.5 to the Company’s report on Form 8-K filed on December 30, 2016, which are incorporated by reference herein.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off−Balance Sheet Arrangement of a Registrant.

Information set forth in Item 1.01 above is incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this Current Report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: November 21, 2018

DETERMINE, INC.

By:	/s/ John Nolan
Name: John Nolan
Title: Chief Financial Officer